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                                                                     EXHIBIT 1.1

                                7,200,000 SHARES

                                  SYMBION, INC.

                     COMMON STOCK, $0.01 PAR VALUE PER SHARE


                             UNDERWRITING AGREEMENT


                                                              ____________, 2004



CREDIT SUISSE FIRST BOSTON LLC
BANC OF AMERICA SECURITIES LLC
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
JEFFERIES & COMPANY, INC.
RAYMOND JAMES & ASSOCIATES, INC.
  As Representatives of the Several Underwriters,
    c/o Credit Suisse First Boston LLC,
         Eleven Madison Avenue,
           New York, N.Y.  10010-3629

Dear Sirs:

         1. Introductory. Symbion, Inc., a Delaware corporation ("COMPANY"), proposes to issue and sell to the several Underwriters named in Schedule A hereto (collectively, the "UNDERWRITERS") 7,200,000 shares ("FIRM SECURITIES") of its common stock, $0.01 par value ("SECURITIES"), and also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 1,080,000 additional shares ("OPTIONAL SECURITIES") of its Securities as set forth below. The Firm Securities and the Optional Securities are herein collectively called the "OFFERED SECURITIES." As part of the offering contemplated by this Agreement, Credit Suisse First Boston LLC (or any affiliated agents) (collectively, the "DESIGNATED UNDERWRITER") has agreed to reserve out of the Firm Securities purchased by it under this Agreement, up to 360,000 shares, for sale to the Company's directors, officers, employees and other parties associated with the Company (collectively, "PARTICIPANTS"), as set forth in the Prospectus (as defined herein) under the heading "Underwriting" (the "DIRECTED SHARE PROGRAM"). The Firm Securities to be sold by the Designated Underwriter pursuant to the Directed Share Program (the "DIRECTED SHARES") will be sold by the Designated Underwriter pursuant to this Agreement at the public offering price. Any Directed Shares not subscribed for by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus. The Company hereby agrees with the Underwriters as follows:

         2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

                  (a) A registration statement (No. 333-110555) relating to the Offered Securities, including a form of prospectus, has been filed with the Securities and Exchange Commission ("COMMISSION") and either (i) has been declared effective under the Securities Act of 1933, as amended ("ACT"), and is not proposed to be amended or (ii) is proposed to be amended by amendment or post-effective amendment. If such registration statement ("INITIAL REGISTRATION STATEMENT") has been declared effective, either (i) an additional registration statement ("ADDITIONAL REGISTRATION STATEMENT") relating to the Offered Securities may have been filed with



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         the Commission pursuant to Rule 462(b) ("RULE 462(B)") under the Act and, if so filed, has become effective upon filing pursuant to such Rule and the Offered Securities all have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or (ii) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule and upon such filing the Offered Securities will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the Company does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) ("RULE 462(C)") under the Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, "EFFECTIVE TIME" with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (i) if the Company has advised the Representatives that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (ii) if the Company has advised the Representatives that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, "EFFECTIVE TIME" with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). "EFFECTIVE DATE" with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) ("RULE 430A(B)") under the Act, is hereinafter referred to as the "INITIAL REGISTRATION STATEMENT." The additional registration statement, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the "ADDITIONAL REGISTRATION STATEMENT." The Initial Registration Statement and the Additional Registration Statement are herein referred to collectively as the "REGISTRATION STATEMENTS" and individually as a "Registration Statement." The form of prospectus relating to the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("RULE 424(B)") under the Act or (if no such filing is required) as included in a Registration Statement, is hereinafter referred to as the "PROSPECTUS." No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

                  (b) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (i) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission ("RULES AND REGULATIONS") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all material respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the


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         statements therein not misleading and (iii) on the date of this
         Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the Prospectus only), not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the Prospectus only), not misleading, and no Additional Registration Statement has been or will be filed. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.

                  (c) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, condition (financial or otherwise), properties or results of operations of the Company and the Subsidiaries (as hereinafter defined) taken as a whole or on the transactions contemplated by this Agreement (a "MATERIAL ADVERSE EFFECT").

                  (d) All of the corporations, partnerships and limited liability companies in which the Company has a direct or indirect ownership interest and whose accounts are consolidated with those of the Company for financial reporting purposes (each, individually, a "SUBSIDIARY", and collectively, the "SUBSIDIARIES") are listed in Schedule B hereto and the Subsidiaries listed on Exhibit 21.1 to the Registration Statement constitute all of the Subsidiaries that are material to the business, condition (financial or otherwise), properties or results of operations of the Company and the Subsidiaries taken as a whole or to the transactions contemplated by this Agreement.

                  (e) Each Subsidiary that is a corporation (each, a "CORPORATE SUBSIDIARY") has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and each Corporate Subsidiary is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding capital stock of each Corporate Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; and, except as disclosed in the Prospectus, the capital stock of each Corporate Subsidiary owned by the Company, directly or through Subsidiaries, is owned free from liens, encumbrances and defects.

                  (f) Each Subsidiary that is a partnership (each, a "PARTNERSHIP SUBSIDIARY") has been duly organized and is an existing partnership in good standing under the laws of the


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         jurisdiction of its organization, with power and authority (partnership and other) to own its properties and conduct its business as described in the Prospectus; and each Partnership Subsidiary is duly qualified to do business as a foreign partnership in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect; the capital contributions with respect to the outstanding partnership interests for each Partnership
         Subsidiary have been made to the Partnership Subsidiary; and, except as disclosed in the Prospectus, the partnership interests of each Partnership Subsidiary owned by the Company, directly or through Subsidiaries, is owned free from liens, encumbrances and defects. Each partnership or similar agreement pursuant to which the Company owns an interest in a Partnership Subsidiary, directly or through Subsidiaries, is in full force and effect and constitutes the legal, valid and binding agreement of the parties thereto, enforceable against such parties in accordance with the terms thereof, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles. There has been no breach of or default under, and no event which with notice or lapse of time would constitute a breach of or default under, such agreements by the Company or any Subsidiary or, to the Company's knowledge, any other party to such agreements, except as would not, individually or in the aggregate, have a Material Adverse Effect.

                  (g) Each Subsidiary that is a limited liability company (each, an "LLC SUBSIDIARY") has been duly organized and is an existing limited liability company in good standing under the laws of the jurisdiction of its organization, with power and authority (limited liability company and other) to own its properties and conduct its business as described in the Prospectus; and each LLC Subsidiary is duly qualified to do business as a foreign limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect; the capital contributions with respect to the outstanding membership interests for each LLC Subsidiary have been made to the LLC Subsidiary; and, except as disclosed in the Prospectus, the membership interests of each LLC Subsidiary owned by the Company, directly or through Subsidiaries, is owned free from liens, encumbrances and defects. Each operating or similar agreement pursuant to which the Company owns an interest in an LLC Subsidiary, directly or through Subsidiaries, is in full force and effect and constitutes the legal, valid and binding agreement of the parties thereto, enforceable against such parties in accordance with the terms thereof, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles. There has been no breach of or default under, and no event which with notice or lapse of time would constitute a breach of or default under, such agreements by the Company or any Subsidiary or, to the Company's knowledge, any other party to such agreements, except as would not, individually or in the aggregate, have a Material Adverse Effect.

                  (h) Except as disclosed in the Prospectus, each of the Facilities (as defined below) described in the Prospectus as owned by the Company is owned and operated by a Subsidiary in which the Company directly or indirectly owns more than 50% of the outstanding ownership interests. Except as disclosed in the Prospectus and as would not, individually or in the aggregate, have a Material Adverse Effect, there are no consensual encumbrances or restrictions on the ability of any Subsidiary (i) to pay any dividends or make any distributions on such Subsidiary's capital stock, partnership interests or membership interests, as the case may be, or to pay any indebtedness owed to the Company or any other Subsidiary, (ii) to make any loans or advances to, or investments in, the Company or any other Subsidiary or (iii) to transfer any of its property or assets to the Company or any other Subsidiary.

                  (i) The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this


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         Agreement on each Closing Date (as defined below), such Offered
         Securities will have been, validly issued, fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities.

                  (j) Except as specifically disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

                  (k) Except as specifically disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

                  (l) The Offered Securities have been approved for listing on The Nasdaq Stock Market's National Market subject to notice of issuance.

                  (m) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Offered Securities by the Company, except such as have been obtained and made under the Act and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and such as may be required under state securities laws or the bylaws or rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD").

                  (n) This Agreement has been duly authorized, executed and delivered by the Company.

                  (o) Except as specifically disclosed in the Prospectus and as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and the Subsidiaries (i) have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would affect the value thereof or interfere with the use made or to be made thereof by them and (ii) hold any leased real or personal property under valid and enforceable leases with no exceptions that would interfere with the use made or to be made thereof by them, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

                  (p) The execution, delivery and performance of this Agreement and the issuance and sale of the Offered Securities will not (i) result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their properties, including, without limitation, Health Care Laws (as hereinafter defined), or (B) any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the properties of the Company or any such Subsidiary is subject, or (C) the charter or bylaws or other organizational documents of the Company or any such Subsidiary or (ii) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or the Subsidiaries, other than a breach, violation or default in the case of clause (i)(B) and lien, charge, claim or encumbrance in the case of clause (ii) that would not, individually or in the aggregate, have a Material Adverse Effect. The Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement


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                  For purposes of this Agreement, the term "Health Care Laws"
         shall mean those statutes, rules and regulations, judgments, decrees or orders which are generally applicable to surgery centers, surgical hospitals and diagnostic centers operating in the United States as described in the section of the Prospectus captioned "Government Regulation," including, without limitation, (i) health care licensure, permit, certificate of need and medical waste requirements, (ii) Titles XVIII, XIX and XXI of the Social Security Act; (iii) the federal Physician Self Referral Law, 42 U.S.C. ss. 1395nn and the regulations promulgated thereunder; (iv) the Health Insurance Portability and Accountability Act of 1996 (Pub. L. No. 104-191) and the regulations promulgated thereunder, (v) federal laws and the regulations promulgated thereunder governing Medicare or Medicaid programs, including, without limitation, the Medicare and Medicaid Patient and Protection Act, 42 U.S.C. ss. 1320a-7, (vi) the federal TRICARE statute, 10 U.S.C. ss. 1071 et seq., (vii) the Federal Civil False Claims Act, 31 U.S.C. (ss.)(ss.) 3729 et seq., (viii) the Federal Criminal False Claims Act, 18 U.S.C. (ss.) 287, (ix) the False Statements Relating to Health Care Matters Act, 18 U.S.C. (ss.) 1035,
         (x) the Health Care Fraud Act, 18 U.S.C. (ss.) 1347 and (xi) published state statutes, rules and regulations concerning matters similar to
         (ii) through (x) above.

                  (q) Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) the Company and the Subsidiaries
         (A) possess all approvals, certificates, permits, licenses and other authorizations issued by appropriate governmental agencies, self-regulatory organizations, governmental and private accrediting bodies and courts and other tribunals (collectively, the "PERMITS") necessary to conduct the business now owned, operated or managed by them, including but not limited to such Permits as are required under Health Care Laws, (B) have not received any notice of proceedings relating to the revocation or modification of any such Permits that, if adversely determined, would adversely affect the Company and (C) have fulfilled and performed all of their obligations with respect to such Permits and (ii) no event or change in condition has occurred which allows, or after notice or lapse of time or both would allow, revocation or termination thereof or result in any other impairment of the rights of the holder of any such Permit. Notwithstanding the foregoing, except as would not, individually or in the aggregate, have a Material Adverse Effect (i) all surgery center, surgical hospital and diagnostic center facilities owned, operated or managed by the Company and the Subsidiaries (the "FACILITIES") (A) are certified for participation or enrollment in the Medicare and Medicaid programs; (B) have the benefit of a current and valid provider contract with the Medicare and Medicaid programs; and (C) are in substantial compliance with the terms and conditions of participation in the Medicare and Medicaid programs and have received all approvals or qualifications necessary for reimbursement, (ii) neither the Company nor any of the Subsidiaries has received written notice from the regulatory authorities which enforce the statutory or regulatory provisions in respect of the Medicare or Medicaid programs of any pending or threatened investigations, surveys (other than routine surveys) or decertification proceedings, and neither the Company nor any of the Subsidiaries has any reason to believe that any such investigations, surveys or proceedings are pending, threatened or imminent and (iii) during the period for which financial statements are included in the Prospectus, there have been no denials by third party payors of claims for reimbursement for services rendered by the Company.

                  (r) The accounts receivable of the Company and the Subsidiaries are recorded based on established billing rates less estimates for contractual allowances to reflect reimbursement arrangements with third party payors such as Medicare, Medicaid, Blue Cross/Blue Shield, private insurance companies, health maintenance organizations, preferred provider organizations, managed care systems and other third party payors. The accounts receivable relating to such third party payors do not and shall not exceed amounts the Company and the Subsidiaries are entitled to receive, subject to adjustments to reflect reimbursement arrangements with third party payors and normal discounts in the ordinary course. Additionally, accounts receivable of the Company and the Subsidiaries are net of estimated allowances for doubtful accounts.

                  (s) None of (i) the Company or any of the Subsidiaries, nor
         (ii) to the knowledge of the Company, the Company's or the Subsidiaries' respective officers, directors, stockholders,


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         employees or other agents, acting in an individual capacity, has engaged on behalf of the Company or any Subsidiary in any of the following: (A) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any applications for any benefit or payment under the Medicare or Medicaid program or from any third party (where applicable federal or state law prohibits such payments to third parties); (B) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment under the Medicare or Medicaid program or from any third party (where applicable federal or state law prohibits such payments to third parties); (C) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment under the Medicare or Medicaid program or from any third party (where applicable federal or state law prohibits such payments to third parties) on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; (D) knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind (1) in return for referring an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid or any third party (where applicable federal or state law prohibits such payments to third parties) or (2) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or ordering of any good, facility, service, or item for which payment may be made in whole or in part by Medicare or Medicaid or any third party (where applicable federal or state law prohibits such payments to third parties). No individual with an ownership or control interest, as defined in 42 U.S.C. ss. 1320a-3(a)(3), in the Company or any of the Subsidiaries, or who is an officer, director or managing employee as defined in 42 U.S.C. ss. 1320a-5(b), of the Company or any of the Subsidiaries is a person described in 42 U.S.C. ss. 1320a-7(b)(8)(B).

                  (t) Except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Subsidiaries exercises influence or control over the practice of medicine by any physician or other health care provider in violation of state laws governing the corporate practice of medicine or other applicable law.

                  (u) Except as specifically disclosed in the Prospectus and as would not, individually or in the aggregate, have a Material Adverse Effect, there are no recoupments with respect to Medicare, Medicaid, or any other governmental or private health care payor being (i) sought, requested or claimed from (A) the Company or any of the Subsidiaries or
         (B) to the Company's knowledge, any physician or health care provider with which the Company or any of the Subsidiaries contracts or (ii) threatened, to the Company's knowledge, against the Company, any of the Subsidiaries or any physician or health care provider with which the Company or any of the Subsidiaries contracts.

                  (v) Neither the Company nor any of the Subsidiaries is (i) in violation of its charter or bylaws or in material violation of its organizational documents or (ii) in violation of any applicable law, ordinance, administrative or governmental or regulatory rule, regulation or any order, decree or judgment of any court or governmental or regulatory agency or body having jurisdiction over the Company or any of the Subsidiaries except, in the case of clause (ii), for any violations which would not, individually or in the aggregate, have a Material Adverse Effect; and no event of default of the Company or the Subsidiaries or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists, or upon consummation of the transactions contemplated by this Agreement, including, without limitation, the use of proceeds from the sale of the Offered Securities in the manner contemplated by the description under the caption "Use of Proceeds" contained in the Prospectus will exist, under any indenture, mortgage, loan or credit agreement, note, lease, permit, license or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the properties, assets or operations of the Company or any of the Subsidiaries is subject, except for any such events of defaults or events which would not, individually or in the aggregate, have a Material Adverse Effect. There are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statements or the Prospectus or to be filed as exhibits to the Registration Statements that are not described or filed as required.

                  (w) No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent that is reasonably likely to have a Material Adverse Effect.

                  (x) The Company and the Subsidiaries exclusively own or possess, or can acquire on reasonable terms, adequate rights to use all trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property and proprietary rights (collectively, "intellectual property rights") necessary to conduct the business now operated by them, other than such rights the absence of which would not, individually or in the aggregate, have a Material Adverse Effect (collectively, the "COMPANY RIGHTS"). The Company and the Subsidiaries have not infringed or violated, and are not infringing or violating, the intellectual property rights of any third party, other than such infringements or violations which would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries has received any notice of or inquiry as to infringement of or conflict with asserted rights of any third party, or any notice of or inquiry as to enforceability or validity, with respect to any intellectual property rights that, if determined adversely to the Company or any of the Subsidiaries, would individually or in the aggregate have a Material Adverse Effect, and they are unaware of any basis for any such claims. The Company and the Subsidiaries are not aware that any of the Company Rights are being infringed or violated by any third party.

                  (y) Except as would not, individually or in the aggregate, have a Material Adverse Effect and except as disclosed in the Prospectus, (i) the properties, assets and operations of the Company and the Subsidiaries are in compliance with, and hold all permits, authorizations and approvals required under, all applicable federal, state, local and foreign environmental laws, rules and regulations, orders, decrees, judgments, permits, licenses, other binding requirements, or common law, relating to or addressing the environment or the health and safety of humans, and to the protection, clean-up, or restoration of the natural environment and activities or conditions related thereto, including, without limitation, those relating to the production, extraction, processing, manufacturing, generation, handling, disposal, transportation or release of hazardous materials (collectively, "Environmental Laws"), (ii) with respect to such properties, assets and operations (including any previously owned, leased or operated properties, assets or operations with respect to such prior period of ownership or operation), there are no past, present or, to the knowledge of the Company, reasonably anticipated future events, conditions, circumstances, activities, practices, incidents, actions or plans of the Company or any of the Subsidiaries that may interfere with or prevent compliance or continued compliance by the Company and the Subsidiaries with applicable Environmental Laws and (iii) neither the Company nor any of the Subsidiaries (A) is, to the knowledge of the Company, the subject of any investigation, (B) has received any notice or claim (or is aware of any facts that would be expected to result in any such claim), (C) is bound by any judgment, decree or order or (D) has entered into any negotiations or agreements with any third party, in any such case relating to any liability or potential liability or remedial action or potential remedial action under Environmental Laws, nor are there any pending, reasonably anticipated or, to the knowledge of the Company, threatened actions, suits or proceedings against or affecting the Company, any of the Subsidiaries or their properties, assets or operations in connection with any such Environmental Laws. The term "hazardous materials" shall mean any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances, or wastes) that are regulated by or form the basis for liability under any applicable Environmental Laws.

                  (z) Except as specifically disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of the Subsidiaries or any of their respective properties that, if determined adversely to the Company or any of the Subsidiaries, would individually or in the aggregate have a Material Adverse Effect, and no such actions, suits or proceedings are, to the Company's knowledge, threatened or contemplated.

                  (aa) To the knowledge of the Company, Ernst & Young LLP, which has certified certain financial statements included in each Registration Statement and the Prospectus, is an independent public accountant as required by the Act and the rules and regulations of the Commission thereunder.

                  (bb) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonably intervals and appropriate action is taken with respect to any differences.

                  (cc) The financial statements included in each Registration Statement and the Prospectus present fairly the financial position of the entities presented and their consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the assumptions used in preparing the pro forma financial statements included in each Registration Statement and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

                  (dd) Except as specifically disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and the Subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (ee) Neither the Company nor, to the Company's knowledge, any of its officers, directors or affiliates has taken or may take, directly or indirectly, any action designed to cause or result in, or that has constituted or may constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities or otherwise.

                  (ff) The Company has filed all federal, state and local income and other material tax returns required to be filed by applicable law and has paid all taxes shown as due thereunder or provided adequate reserves for the payment thereof, and the Company has no tax deficiency that has been or, to its knowledge, might be assessed against the Company, in each case except as would not, individually or in the aggregate, have a Material Adverse Effect. All tax liabilities accrued through the date hereof have been provided for on the books of the Company except as would not, individually or in the aggregate, have a Material Adverse Effect.

                  (gg) Each of the Company and the Subsidiaries are insured with policies in such amounts and with such deductibles and covering such risks as the Company reasonably believes to be (i) adequate for the conduct of its business and the value of its properties and (ii) customary for companies engaged in the same or similar businesses.

                  (hh) The statistical and market-related data included in each Registration Statement and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes to be reliable and the statistical and market-related data included in each Registration Statement and the Prospectus is consistent with the sources from which it was derived.

                  (ii) Except as would not, individually or in the aggregate, have a Material Adverse Effect:

                           (i) Each employee benefit plan, policy or agreement,
                  including, without limitation, any "employee benefit plan" as such term is defined under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is sponsored, maintained or contributed to or required to be contributed to by the Company (collectively, the "COMPANY BENEFIT PLANS"), has been operated and administered in accordance with its terms and applicable laws, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the "CODE"). Each of the Company Benefit Plans that is intended to be "qualified" within the meaning of
                  Section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from tax under Section 501(a) of the Code;

                           (ii) Neither the Company nor any of the Company
                  Benefit Plans, any trust created thereunder, nor to any trustee, or administrator thereof has engaged in a transaction or has taken or failed to take any action in connection with which the Company could be subject to any liability for either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975(a) or (b), 4976 or 4980B of the Code; and

                           (iii) There are no pending, or, to the to the
                  knowledge of the Company, threatened or anticipated, claims by or on behalf of any Company Benefit Plan, by any current or former employee, consultant, officer or director of the company (or any beneficiary thereof) under any Company Benefit Plan.

                  (jj) Neither the Company nor any person or entity that, together with the Company, is treated as a single employer under
         Section 414(b), (c), (m) or (o) of the Code has maintained, contributed or been obligated to contribute to (i) any plan that is subject to Title IV of ERISA or Section 412 of the Code or (ii) a "multiemployer plan" as defined in Section 3(37) of ERISA.

                  (kk) Each Registration Statement, the Prospectus and any preliminary prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities law and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States.

                  (ll) The Company has not offered, or caused the Underwriters to offer, any Offered Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

         3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase price of $[_____] per share, the respective numbers of shares of Firm Securities set forth opposite the names of the Underwriters in Schedule A hereto.

         The Company will deliver the Firm Securities to the Representatives, through the facilities of the Depository Trust Company ("DTC") unless the Representatives shall otherwise instruct, for the accounts of the Underwriters, against payment of the purchase price in federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to Credit Suisse First Boston LLC ("CSFB") drawn to the order of the Company at the office of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York, at 10:00 A.M., New York time, on _________, 2004 or at such other time not later than seven full business days thereafter as CSFB and the Company determine, such time being herein referred to as the "FIRST CLOSING DATE." For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The certificates for the Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as CSFB requests and will be made available for checking and packaging at the office of DTC or its designated custodian, unless the Representatives shall otherwise instruct, at least 24 hours prior to the First Closing Date.

         In addition, upon written notice from CSFB given to the Company from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Company agrees to sell to the Underwriters the number of shares of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter's name bears to the total number of shares of Firm Securities (subject to adjustment by CSFB to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by CSFB to the Company.

         Each time for the delivery of and payment for the Optional Securities, being herein referred to as an "OPTIONAL CLOSING DATE," which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "CLOSING DATE"), shall be determined by CSFB but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to the Representatives, through the facilities of DTC unless the Representatives shall otherwise instruct, for the accounts of the several Underwriters, against payment of the purchase price therefor in federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to CSFB drawn to the order of the Company, at the above office of Dewey Ballantine LLP. The certificates for the Optional Securities being purchased on each Optional Closing Date will be in definitive form, in such denominations and registered in such names as CSFB requests upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at the above office of DTC or its designated custodian, unless the Representatives shall otherwise instruct, at a reasonable time in advance of such Optional Closing Date.

         4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

         5. Certain Agreements of the Company. The Company agrees with the several Underwriters that:

                  (a) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by CSFB, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement. The Company will advise CSFB promptly of any such filing pursuant to Rule 424(b). If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by CSFB.

                  (b) The Company will advise CSFB promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or the related prospectus or the Initial Registration Statement, the Additional Registration Statement (if any) or the Prospectus and will not effect such amendment or supplementation without CSFB's consent; and the Company will also advise CSFB promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

                  (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify CSFB of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither CSFB's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

                  (d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of
         Section 11(a) of the Act. For the purpose of the preceding sentence, "AVAILABILITY DATE" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "AVAILABILITY DATE" means the 90th day after the end of such fourth fiscal quarter.

                  (e) The Company will furnish to the Representatives copies of each Registration Statement (five of which will include all exhibits), each related preliminary prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as CSFB requests. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

                  (f) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFB designates and will continue such qualifications in effect so long as required for the distribution; provided, however, that the Company will not be required to arrange for the qualification of the Offered Securities in any jurisdiction in which the Company would be required to qualify to do business as a foreign corporation or to execute a general consent to service of process in order to affect such qualification.

                  (g) The Company will pay all expenses incident to the performance of its obligations under this Agreement, for any filing fees and other expenses (including reasonable fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFB designates and the printing of memoranda relating thereto, for the filing fee incident to the review by the NASD of the Offered Securities, for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities, for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters and for any reasonable expenses of the QIU (as hereinafter defined) incident to the performance of the QIU as such.

                  (h) For a period of 180 days after the date of the initial public offering of the Offered Securities, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of CSFB. The foregoing sentence shall not apply to: (i) the filing of a registration statement on Form S-8 under the Act registering securities issuable under any plan in effect on the date hereof; (ii) the issuance of Securities upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof; (iii) the granting of stock options pursuant to the Company's existing employee benefit and existing stock option plans (provided such options do not become exercisable during such 180-day period); and
         (iv) the issuance of Securities pursuant to the Company's existing employee stock purchase plan; provided that, in the case of clauses
         (i), (iii) and (iv), the Company shall inform the Underwriters as promptly as is reasonably practicable.

                  (i) In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of each Registration Statement. The Designated Underwriter will notify the Company as to which Participants will need to be so restricted. The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

                  (j) The Company will pay all fees and disbursements of counsel incurred by the Designated Underwriter in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Designated Underwriter in connection with the Directed Share Program. Furthermore, the Company covenants with the Underwriters that the Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

                  (k) Upon the written request of CSFB or any Underwriter, the Company shall (i) furnish to CSFB or such other Underwriter, a certification, as contemplated by and in compliance with Treasury regulations Section 1.897-2(h), that as of any Closing Date, the Offered Securities are not United States real property interests as defined in Section 897(c)(1) of the Code, (ii) file such certification with the Internal Revenue Services in the manner and within the time period specified in Treasury regulations Section 1.897-2(h) and (iii) promptly after such filing, furnish to CSFB or the Underwriter that has requested a certificate, as the case may be, proof of such filing.

         6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

                  (a) The Representatives shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective
         Time), of Ernst & Young LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

                           (i) in their opinion the consolidated financial
                  statements examined by them and included in the Registration Statements comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                           (ii) they have performed the procedures specified by
                  the American Institute of Certified Public Accountants for a review of interim consolidated financial information as described in Statement of Auditing Standards No. 100, Interim Financial Information, on the unaudited consolidated financial statements included in the Registration Statements;

                           (iii) on the basis of the review referred to in
                  clause (ii) above, a reading of the latest available interim consolidated financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                           (A) the unaudited consolidated financial statements included in the Registration Statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited consolidated financial statements for them to be in conformity with generally accepted accounting principles;

                           (B) at the date of the latest available consolidated balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated Subsidiaries or, at the date of the latest available consolidated balance sheet read by such accountants, there was any decrease in consolidated total current assets or total assets, as compared with amounts shown on the latest consolidated balance sheet included in the Prospectus; or

                           (C) for the period from the closing date of the latest consolidated statement of operations included in the Prospectus to the closing date of the latest available statement of operations read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated revenues, operating income or in the total or per share amounts of consolidated net income;

                  except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter;

                           (iv) the pro forma combined condensed financial
                  statements, together with related notes, forming part of the Registration Statements and the Prospectus (and any supplement or amendment thereto) have been prepared consistent with the historical consolidated financial statements, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly the historical and proposed transactions contemplated by the Registration Statements and this Agreement, and nothing came to their attention that caused them to believe that the pro forma financial information included in the Registration Statements does not comply as to form in all material respects with the accounting requirements of the Securities Act and the related published rules and regulations or has not been properly compiled and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements.

                           (v) they have compared specified dollar amounts (or
                  percentages derived from such dollar amounts) and other financial information contained in the Registration Statements (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and the Subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

         For purposes of this subsection, (i) if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, "REGISTRATION STATEMENTS" shall mean the initial registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to its Effective Time, (ii) if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement but the Effective Time of the Additional Registration Statement is subsequent to such execution and delivery, "REGISTRATION STATEMENTS" shall mean the Initial Registration Statement and the additional registration statement as proposed to be filed or as proposed to be amended by the post-effective amendment to be filed shortly prior to its Effective Time, and (iii) "PROSPECTUS" shall mean the prospectus included in the Registration Statements.

                  (b) If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by CSFB. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by CSFB. If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission.

                  (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and the Subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters including the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters including the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States or
         (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

                  (d) The Representatives shall have received an opinion, dated such Closing Date, of Waller Lansden Dortch & Davis, A Professional Limited Liability Company, counsel for the Company, to the effect that:

                           (i) The Company has been duly incorporated and is an
                  existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company is qualified to do business as a foreign corporation in good standing in the state(s) specified in a schedule to such opinion which the Company has represented to such counsel constitute all other jurisdictions in which it owns or leases property or conducts business;

                           (ii) Each Corporate Subsidiary listed on Exhibit 21.1
                  to the Registration Statement is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and each such Corporate Subsidiary is duly qualified to do business as a foreign corporation in good standing in the state(s) specified in a schedule to such opinion which the Company has represented to such counsel constitute all other jurisdictions in which it owns or leases property or conducts business; and, to such counsel's knowledge, except as disclosed in the Prospectus, the capital stock of each such Corporate Subsidiary owned by the Company, directly or through Subsidiaries, is owned free from liens, encumbrances and defects;

                           (iii) Each Partnership Subsidiary listed on Exhibit
                  21.1 to the Registration Statement is an existing partnership in good standing under the laws of the jurisdiction of its organization, with power and authority (as a partnership and otherwise) to own its properties and conduct its business as described in the Prospectus; and each such Partnership Subsidiary is qualified to do business as a foreign partnership in good standing in the state(s) specified in a schedule to such opinion which the Company has represented to such counsel constitute all other jurisdictions in which it owns or leases property or conducts business; and, to such counsel's knowledge, except as disclosed in the Prospectus, the partnership interests of each such Partnership Subsidiary owned by the Company, directly or through Subsidiaries, is owned free from liens, encumbrances and defects;

                           (iv) Each LLC Subsidiary listed on Exhibit 21.1 to
                  the Registration Statement is an existing limited liability company in good standing under the laws of the jurisdiction of its organization, with power and authority (as a limited liability company and otherwise) to own its properties and conduct its business as described in the Prospectus; and each such LLC Subsidiary is duly qualified to do business as a foreign limited liability company in good standing in the state(s) specified in a schedule to such opinion which the Company has represented to such counsel constitute all other jurisdictions in which it owns or leases property or conducts business; and, to such counsel's knowledge, except as disclosed in the Prospectus, the membership interests of each such LLC Subsidiary owned by the Company, directly or through Subsidiaries, is owned free from liens, encumbrances and defects;

                           (v) The Offered Securities delivered on such Closing
                  Date have been duly authorized and, when delivered and paid for in accordance with this Agreement, will be validly issued, fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Prospectus; all other outstanding shares of the Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and conform in all material respects to the description thereof contained in the Prospectus; the Company has the requisite corporate power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities under the Delaware General Corporation Law or any contract filed as an exhibit to the Registration Statements or, to such counsel's knowledge, any other agreement or arrangement to which the Company is a party or by which the Company is bound;

                           (vi) Except as disclosed in the Prospectus, to such
                  counsel's knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to each Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;

                           (vii) No consent, approval, authorization or order
                  of, or filing with, any governmental agency, body or court having jurisdiction over the Company under United States federal laws, the laws of the State of Tennessee or the Delaware General Corporation Law is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Offered Securities by the Company, except such as have been obtained and made under the Act and such as may be required under state securities laws or the bylaws or rules and regulations of the NASD;

                           (viii) The execution, delivery and performance by the
                  Company of this Agreement and the issuance and sale of the Offered Securities do not (A) result in a breach or violation of any of the terms and provisions of, or constitute a default under (1) any statute, rule or regulation or any judgment, decree or order known to such counsel of any governmental agency, body or court having jurisdiction over the Company or any Subsidiary listed on Exhibit 21.1 to the Registration Statement (each a "LISTED SUBSIDIARY") or any of their properties, under United States federal laws, the laws of the State of Tennessee or the General Corporation Law, Limited Liability Company Act or Revised Uniform Limited Partnership Act of the State of Delaware, (2) any agreement or instrument filed as an exhibit to the Registration Statement or (3) the charter, bylaws or other organizational documents of the Company or any Listed Subsidiary or (B) violate or conflict with any applicable United States federal or Tennessee Health Care Laws;

                           (ix) To such counsel's knowledge, except as
                  specifically disclosed in the Prospectus, there is no legal or governmental action, investigation or proceeding pending or threatened or contemplated against the Company or any Listed Subsidiary or any of their respective properties that, if determined adversely to the Company or any Listed Subsidiary, would, individually or in the aggregate, have a Material Adverse Effect;

                           (x) The statements made in the Prospectus under the
                  caption "Material U.S. Federal Income and Estate Tax Considerations for Non-U.S. Holders," to the extent that they purport to constitute summaries of United States federal tax law and regulations or legal conclusions with respect thereto, have been reviewed by such counsel and fairly summarize, in all material respects, the matters described therein;

                           (xi) Statements made in the Prospectus under the
                  following captions: (A) "Risk Factors - We depend on payments from third-party payors, including government health care programs and managed care organizations. If these payments are reduced or eliminated, our revenues and profitability could be adversely affected," (B) "Risk Factors - We may be required to spend substantial amounts to comply with new legislative and regulatory initiatives relating to privacy and security of patient health information and standards for electronic transactions. In addition, we may experience delays in payment of claims and increased costs if we fail to comply with these laws, as well as be subject to substantial fines," (C) "Risk Factors - Our facilities do not satisfy all of the requirements for any of the safe harbors under the federal anti-kickback statute. If we fail to comply with the federal anti-kickback statute, we could be subject to criminal and civil penalties, loss of licenses and exclusion from the Medicare and Medicaid programs, which may result in a substantial loss of revenues," (D) "Risk Factors - If we fail to comply with physician self-referral laws as they are currently interpreted or may be interpreted in the future, or if other legislative restrictions are issued, we could incur a significant loss of reimbursement revenues," (E) "Risk Factors
                  - The recently adopted Medicare Prescription Drug, Improvement, and Modernization Act of 2003 could restrict our ability to operate our facilities licensed as hospitals and could adversely impact our reimbursement revenues," (F) "Risk Factors - We may be subject to actions for false and other improper claims," (G) "Risk Factors - If laws governing the corporate practice of medicine change, we may be required to restructure some of our relationships, which may result in a significant loss of revenues and divert other resources," (H) "Risk Factors - Our stockholder rights plan, provisions of our certificate of incorporation and bylaws and Delaware law could prevent or discourage a change in our management or a takeover you may consider favorable," (I) "Government Regulation - Licensure and Certificates of Need," (J) "Government Regulation - Medicare and Medicaid Participation," (K) "Government Regulation - Antitrust Laws," (L) "Government Regulation - Medicare Fraud and Abuse and Anti-Referral Laws,"
                  (M) "Government Regulation - Federal Anti-Referral Laws," (N) "Government Regulation - False and Other Improper Claims," (O) "Government Regulation - Health Information Practices," (P) "Management - Employment Agreements," (Q) "Management - Compensation Plans," (R) "Related Party Transactions," (S) "Description of Indebtedness" and (T) "Description of Capital Stock," to the extent that each purports to constitute a summary of law or regulations, the contracts specified therein or the Company's Certificate of Incorporation and Bylaws or, in any case, legal conclusions with respect thereto, have been reviewed by such counsel and fairly summarize, in all material respects, the matters described therein;

                           (xii) To such counsel's knowledge, there are no
                  legal or governmental proceedings required to be described in a Registration Statement or the Prospectus which are not described as required or of any contracts or documents of a character required to be described in a Registration Statement or the Prospectus or to be filed as exhibits to a Registration Statement which are not described and filed as required;

                           (xiii) The Initial Registration Statement was
                  declared effective under the Act as of the date and time specified in such opinion, the Additional Registration Statement (if any) was filed and became effective under the Act as of the date and time (if determinable) specified in such opinion, the Prospectus either was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein or was included in the Initial Registration Statement or the Additional Registration Statement (as the case may be), and, to the knowledge of such counsel, no stop order suspending the effectiveness of a Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and each Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations; it being understood that such counsel need not pass upon or assume any responsibility, explicitly or implicitly, for the accuracy, completeness or fairness of the statements contained in the Registrations Statements and the Prospectus, no facts have come to the attention of such counsel in the course of such counsel's participation in the preparation of the Registration Statement and the Prospectus that cause such counsel to believe that any part of a Registration Statement or any amendment thereto, as of its effective date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto, as of its issue date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements, the notes and schedules thereto or other financial information contained in the Registration Statements or the Prospectus;

                           (xiv) This Agreement has been duly authorized,
                  executed and delivered by the Company; and

                           (xv) The Company is not and, after giving effect to
                  the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940.

         The opinion of Waller Lansden Dortch & Davis, A Professional Limited Liability Company described above shall be rendered to the Representatives at the request of the Company and shall so state therein. Such opinion will be limited to the laws of the State of Tennessee, the federal law of the United States and the General Corporation Law, Limited Liability Company Act and Revised Uniform Limited Partnership Act of the State of Delaware.

                  (e) The Representatives shall have received from Dewey Ballantine LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, such counsel may rely as to matters involving the application of laws other than the laws of jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon the opinion or opinions of counsel described in Section 6(d).

                  (f) The Representatives shall have received a certificate, dated such Closing Date, of the Chief Executive Officer, President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time the Prospectus was printed and distributed to any Underwriter; and, subsequent to the date of the most recent consolidated balance sheet included in the consolidated financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and the Subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

                  (g) The Representatives shall have received a letter, dated such Closing Date, of Ernst &Young LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

                  (h) On or prior to the date of this Agreement, the Representatives shall have received lockup letters from each of the officers, directors, stockholders and securityholders of the Company as listed on Schedule C hereto, in the form provided by CSFB, and such letters shall remain in full force and effect on any Closing Date.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. CSFB may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

         7. Indemnification and Contribution.

(a)

                  (a) The Company will indemnify and hold harmless each Underwriter, its partners, members, directors and officers and each person, if any, who controls such Underwriter within the meaning of
         Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, or any amendment or supplement thereto, in light of the circumstances under which they were made) not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below; and provided further that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned, to the extent that a Prospectus relating to such Offered Securities was required to be delivered by such Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the final Prospectus if the Company had previously furnished copies thereof to such Underwriter as required under this Agreement.

                  The Company agrees to indemnify and hold harmless the Designated Underwriter and each person, if any, who controls the Designated Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (the "DESIGNATED ENTITIES"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the Designated Entities.

                  (b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, or any amendment or supplement thereto, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fourth paragraph under the caption "Underwriting" and the information contained in (i) the seventh and fourteenth paragraphs (ii) the last sentence of the fifteenth paragraph and (iii) the nineteenth paragraph (other than the last three sentences thereof), under the caption "Underwriting."

                  (c) Promptly after receipt by an indemnified party under this
         Section 7 or Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above or Section 9, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above or Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above or Section 9. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 or Section 9, as the case may be, for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to the last paragraph in Section 7(a) or Section 9 hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties under the first paragraph in Section 7(a), the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for (i) the Designated Underwriter for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control the Designated Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act and (ii) the QIU in its capacity as a "qualified independent underwriter", and all persons, if any, who control the QIU within the meaning of either Section 15 of the Act or
         Section 20 of the Exchange Act. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

                  (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that Merrill Lynch, Pierce, Fenner & Smith Incorporated will not receive any additional benefits hereunder for serving as the QIU in connection with the offering and sale of the Offered Securities. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection
         (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

                  (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

         8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, CSFB may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to CSFB and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

         9. Qualified Independent Underwriter. The Company hereby confirms its engagement of Merrill Lynch, Pierce, Fenner & Smith Incorporated as, and Merrill Lynch, Pierce, Fenner & Smith Incorporated hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. with respect to the offering and sale of the Offered Securities. Merrill Lynch, Pierce, Fenner & Smith Incorporated, solely in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the "QIU". In addition to and without limitation of the Company's obligation to indemnify Merrill Lynch, Pierce, Fenner & Smith Incorporated as an Underwriter, the Company also agrees to indemnify and hold harmless the QIU, its affiliates (as such term is defined in Rule 501(b) under the Act) and selling agents and each person, if any, who controls the QIU within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all loss, liability, claim, damage, and expense whatsoever, as incurred, incurred as a result of the QIU's participation as a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. in connection with the offering of the Offered Securities, and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

         10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Underwriters pursuant to Section 7 and the obligations of the Company pursuant to Section 9 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 6(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

         11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Symbion, Inc., 40 Burton Hills Boulevard, Suite 500, Nashville, Tennessee 37203, Attention: Richard E. Francis, Jr.; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

         12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

         13. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives jointly or by CSFB will be binding upon all the Underwriters.

         14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         15. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         The Company hereby submits to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         If the foregoing is in accordance with the Representatives' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

                                     Very truly yours,

                                         SYMBION, INC.

                                              By:
                                                 ------------------------------
                                                 Richard E. Francis, Jr.
                                                 Chief Executive Officer


The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.


    CREDIT SUISSE FIRST BOSTON LLC
    BANC OF AMERICA SECURITIES LLC
    MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
    JEFFERIES & COMPANY, INC.
    RAYMOND JAMES & ASSOCIATES, INC.

      Acting on behalf of themselves and as
         the Representative of the several
         Underwriters.

By  CREDIT SUISSE FIRST BOSTON LLC


By:
    --------------------------------
            [Insert title]

                                   SCHEDULE A





                                                                   NUMBER OF
                         UNDERWRITER                           FIRM SECURITIES
                         -----------                           ---------------
Credit Suisse First Boston LLC..............................
Banc of America Securities LLC..............................
Merrill Lynch, Pierce, Fenner & Smith Incorporated..........
Jefferies & Company, Inc....................................
Raymond James & Associates, Inc.............................



         Total                                                     7,200,000
                                                                   =========